Exhibit 99.1

Sabre Corporation Announces Offerings of Mandatory Convertible Preferred Stock and Common Stock

SOUTHLAKE, Texas, August 18, 2020 — Sabre Corporation (“Sabre”) (Nasdaq: SABR) today announced registered public offerings (the “Offerings”) of (1) $250,000,000 of mandatory convertible preferred stock (or $287,500,000 if the underwriters fully exercise their overallotment option to purchase additional shares) and (2) $250,000,000 of common stock (or $287,500,000 if the underwriters fully exercise their option to purchase additional shares). The precise timing, size and terms of the offerings are subject to market conditions and other factors. The net proceeds from the Offerings will be used for general corporate purposes. The completion of each Offering is not contingent on the consummation of the other Offering.

Each share of preferred stock is expected to have a liquidation preference of $100.00 per share. Unless earlier converted, each share of preferred stock will automatically convert into a variable number of shares of Sabre’s common stock on the mandatory conversion date, which is expected to be September 1, 2023. The dividend rate and the conversion terms of the preferred stock will be determined by negotiations between Sabre and the underwriters.

Morgan Stanley and BofA Securities are acting as lead bookrunners for the Offerings; Goldman Sachs & Co. LLC, Mizuho Securities, Wells Fargo Securities, Deutsche Bank Securities and Citigroup are acting as bookrunners. PNC Capital Markets LLC, MUFG, TPG Capital BD, LLC and ING are acting as co-managers for the Offerings. A shelf registration statement and a post-effective amendment thereto relating to these securities has been filed with the U.S. Securities and Exchange Commission (“SEC”) and has become effective. Each of the Offerings may be made only by means of a prospectus supplement and an accompanying base prospectus. A base prospectus was filed with the registration statement and a preliminary prospectus supplement relating to each of the Offerings will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying base prospectus relating to the offerings may be obtained from Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department and BofA Securities, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attn: Prospectus Department, Email: dg.prospectus_requests@bofa.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy shares of preferred stock or shares of common stock or any other security and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful.

About Sabre Corporation

Sabre Corporation is a leading software and technology company that powers the global travel industry, serving a wide range of travel companies including airlines, hoteliers, travel agencies and other suppliers. The company provides retailing, distribution and fulfilment solutions that help its customers operate more efficiently, drive revenue and offer personalized traveler experiences.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “believe,” “could,” “likely,” “expect,” “plan,” “commit,” “guidance,” “outlook,” “anticipate,” “will,” “incremental,” “preliminary,” “forecast,” “continue,” “strategy,” “confidence,” “momentum,” “estimate,” “objective,” “project,” “may,” “should,” “would,” “intend,” “potential” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. More information about potential risks and uncertainties that could affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Annual Report on Form 10-K filed with the SEC on February 26, 2020, our Quarterly Reports on Form 10-Q filed with the SEC on May 8, 2020 and August 10, 2020 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

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Contacts:

Media

Kristin Hays

kristin.hays@sabre.com

sabrenews@sabre.com

Investors

Kevin Crissey

kevin.crissey@sabre.com

sabre.investorrelations@sabre.com